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                                                                     Exhibit 3.8


                          CERTIFICATE OF INCORPORATION

                                       OF

                               NLP ACQUISITION CO.

                UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW

         The undersigned, a natural person of at least 18 years of age, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the Business Corporation Law of the State of New York, hereby certifies that:

         FIRST: The name of the corporation is NLP ACQUISITION CO. (hereinafter called the "Corporation").

         SECOND: The Secretary of State is designated as agent of the Corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail copy of any process against the Corporation served upon him is: c/o Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York 10022.

         THIRD: The nature of the business and purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York, provided that the corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

         FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,000. The par value of such shares is $O.O1. All such shares are of one class and are shares of Common Stock.


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         FIFTH: The name of the incorporator is Sanford B. Kaynor, Jr. and his mailing address is c/o Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York 10022.

         SIXTH: The office of the Corporation is to be located in the County of New York, State of New York.

         SEVENTH: The following provisions are inserted for the regulation and conduct of the affairs of the Corporation, and it is expressly provided that they are intended to be in furtherance and not in limitation or exclusion of the powers elsewhere conferred herein or in the By-Laws or conferred by law:

         1. The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in the By-Laws. The election of directors need not be by ballot unless the By-Laws so provide.

         2. The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation not inconsistent with law or with its Certificate of Incorporation.

         3. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and to all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of New York, of this certificate, and to any By-Laws from time to time made by the stockholders; provided, however, no By-Laws so made shall invalidate any prior act of the directors which would have been valid if such By-Law had not been made.

PREEMPTIVE RIGHTS

         EIGHTH: No shareholder of the Corporation shall have any preemptive or preferential right of subscription to any shares of any class of the Corporation, whether now or hereafter authorized, or to any obligations convertible into shares of the Corporation, issued or sold, nor any right of subscription to any thereof other than such right, if any, and at such price as the Board of Directors, in its discretion from time to time may


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determine, pursuant to the authority hereby conferred by the Certificate of
Incorporation, and the Board of Directors may issue shares of the Corporation or obligations convertible into shares without offering such issue either in whole or in part to the shareholders of the Corporation, and no holder of preferred shares of the Corporation shall have any preemptive or preferential right to receive any of such shares or obligations declared by way of dividend. Should the Board of Directors as to any portion of the shares of the Corporation, whether now or hereafter authorized, or to any obligation convertible into shares of the Corporation offer the same to the shareholders or any class thereof, such offer shall not in any way constitute a waiver or release of the right of the Board of Directors subsequently to dispose of other portions of such shares or obligations without so offering the same to the shareholders. The acceptance of shares in the Corporation shall constitute a waiver of any such preemptive or preferential right which, in the absence of this provision, might otherwise be asserted by shareholders of the Corporation or any of them.

         NINTH: Pursuant to Section 402(b) of the Business Corporation Law, no director shall be personally liable to the Corporation or its stockholders for damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, the liability of a director shall not be eliminated or limited if a judgment or other final adjudication adverse to the director establishes that his/her acts or omissions were in bad faith or which involve intentional misconduct or a knowing violation of the law or that the director personally gained in fact a financial profit or other advantage to which the director was not legally entitled or that his/her acts violated
Section 719 of the Business Corporation Law, as from time to time amended.

INDEMNIFICATION

         The Corporation shall, to the fullest extent permitted by applicable law, indemnify any person who is or was made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee

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benefit plan or other enterprise, which any director or officer of the
Corporation is serving or served in any capacity at the request of the Corporation, by reason of the fact that he/she, his/her testator or intestate, is or was a director or officer of the Corporation, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, or any appeal therein. Permissible indemnification may be provided, as a matter of discretion, to any other person in accordance wit the provisions of the BCL, as from time to tome amended, or other applicable law. Any director or officer of the Corporation serving (i) another corporation, of which a majority of the share entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation, or(ii) any employee benefit plan of either, in any capacity, shall be deemed to be doing so at the request of the Corporation.

         Any person entitled to be indemnified as a matter of right pursuant to this provision may elect, to the extent permitted by law, to have the right to indemnification interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, or on the basis of the applicable law in effect at the time indemnification is sought. The right to be indemnified pursuant to this provision shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any action or proceeding in advance of its final disposition; provided; however, that, the payment of such expenses incurred by a director for officer in his/her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of such action or proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should ultimately be determined that such director or officer is not entitled to be indemnified under this provision.

         If a claim is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim

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and, if successful in whole or in part, the claimant shall be entitled also to be paid the expense of prosecuting such claim. Neither the failure of the Corporation (including its Board of Director, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he/she has met the applicable standard of conduct, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct.

         ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers, conferred herein on stockholders, directors and officers are subject to this reserved power.

         IN WITNESS WHEREOF, I have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by me and are true and correct.

Date: December 8, 1997

                             /s/ Sanford B. Kaynor, Jr.
                             --------------------------
                             Sanford B. Kaynor, Jr.
                             Sole Incorporator
                             Jones, Day, Reavis & Pogue
                             599 Lexington Ave.


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                             New York, NY  10022



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STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )

         On this 8th day of December, 1997, before me personally came Sanford B. Kaynor, Jr., known to me to be the individual described in and who executed the foregoing certificate of incorporation, and who duly acknowledged to me that he executed the same.

                          ----------------------------
                          Notary Public


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